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                                                                   Exhibit 99.01
[TRANSMETA CORPORATION]

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:
Mark R. Kent                             Kristine Mozes
Chief Financial Officer                  Mozes Communications
Transmeta Corporation                    781.652.8875
408.919.3000                             Kristine@mozescomm.com

                   TRANSMETA CORPORATION TO INCREASE FOCUS ON
                     INTELLECTUAL PROPERTY LICENSING IN 2005


       COMPANY WILL COMPLETE EVALUATION AND STRATEGIC MODIFICATION OF ITS

                         BUSINESS MODEL IN JANUARY 2005

SANTA CLARA, California (January 4, 2005) - Transmeta Corporation (NASDAQ:
TMTA), the leader in efficient computing, today announced that it will increase its business focus on the licensing of its intellectual property and advanced technologies in 2005. Transmeta also announced that it will complete a critical evaluation of the economics of its current business model of designing, developing and selling x86-compatible microprocessor products, including its Crusoe(R) and Efficeon(TM) families, in January 2005.

"Transmeta has spent a decade developing world class microprocessor technology, microprocessor products and related intellectual property," stated Matthew R. Perry, president and CEO, Transmeta Corporation. "By modifying our business model to focus more on our licensing opportunities, leveraging our substantial IP portfolio and our R&D capabilities, we would expect to reduce our cash needs substantially and to improve our results for our shareholders."

Over the last two years, Transmeta has worked to establish a revenue stream based upon the licensing of its proprietary technology and intellectual property. During 2004, Transmeta granted licenses to NEC Electronics and Fujitsu Limited to use Transmeta's proprietary LongRun2(TM) technologies for power management and transistor leakage control. Those licensing agreements include deliverable-based technology transfer fees, maintenance and service fees, and subsequent royalties on products incorporating the licensed technologies. Transmeta is engaged in active discussions with various industry leaders to license its advanced power management technologies in

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2005. In addition, the company has entered into active discussions toward the potential licensing of other proprietary technologies, including its microprocessor designs.

The company's management is completing a critical review of its current business model, including an evaluation of its customer requirements and the economics and competitive conditions in the market for x86-compatible microprocessors. Transmeta is actively engaged in discussions regarding strategic alliance opportunities for leveraging the company's industry-leading microprocessor design and development capabilities to increase shareholder value. Transmeta has been working with Perseus Group LLC, a San Francisco-based investment banking firm, and other advisors, in that effort.

Transmeta management expects to complete its business model evaluation and planning with the company's Board of Directors in January 2005. The company presently expects to make an announcement and hold a conference call regarding its 2005 business model on January 21, 2005.

ABOUT TRANSMETA CORPORATION

Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. The company's products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. Transmeta also develops advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions and specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or

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manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, the risks and costs inherent in any efforts that we may undertake under a modified business model, our ability to recognize significant licensing revenue in the future, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which reports describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Crusoe, Efficeon and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.